Exhibit 23.3

Consent of Independent Auditors

We consent to the incorporation by reference in this Registration Statement of our report dated April 29, 2011, except for the effects of the restatement discussed in Note 1 to the financial statements, as to which the date is November 18, 2011, relating to the financials statements of Swype, Inc. which appears in the Current Report on Form 8-K/A of Nuance Communications, Inc, filed on December 14, 2011.

/s/ PricewaterhouseCoopers LLP
Seattle, Washington June 28, 2012